UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 11, 2015

AXOGEN, INC.

(Exact name of registrant as specified in its charter)

Minnesota	001-36046	41-1301878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13631 Progress Boulevard, Suite 400, Alachua, Florida	32615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code

(386) 462-6800
(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2015,  John Harper delivered to us notice of his resignation as a member of the Board of Directors (the “Board”) of AxoGen, Inc. (the “Company”) effective as of December 31, 2015.  The Board accepted Mr. Harper’s notice of resignation and thanked him for his long and valued service on the Board. The Company notes that Mr. Harper’s resignation was not the result of any disagreement with the Company relating to the Company’s operations, policies or practices.  Mr. Harper served on the AxoGen Corporation board of directors from June 2006 until the merger with the Company in September 2011 and served on the Company’s board of directors since such merger.

With the appointment of Guido Neels in August 2015 to the Company’s board of directors, the number of directors was increased to eight members.  The Company’s board of directors will now consist of seven members.  As a result of Mr. Harper’s resignation, the board of directors reviewed the composition of its committees and reconfigured them as follows:

(a)	Messrs. Rudelius (Chairman), Grooms and Dr. Gold are the members of the Audit Committee.
(b)	Messrs. Neels (Chairman), Rudelius and Dr. Gold are members of the Compensation Committee.
(c)	Dr. Gold (Chairman) and Messrs. Grooms, Mandato and Neels are members of the Governance and Nominating Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXOGEN, INC.

By:	/s/Gregory G. Freitag
Gregory G. Freitag
General Counsel

Date: 12/15/2015